FOR IMMEDIATE RELEASE
November 6, 2007

Contact:     Martin A. Thomson
             Chief Executive Officer
             First Federal of Northern Michigan Bancorp, Inc.
             (989) 356-9041

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                      ANNOUNCES THIRD QUARTER 2007 EARNINGS


Alpena, Michigan - (November 6, 2007) First Federal of Northern Michigan Bancorp, Inc. (Nasdaq: FFNM) (the "Company") reported a consolidated net loss of $68,000, or $0.03 per basic and diluted share, for the quarter ended September 30, 2007 compared to consolidated net earnings of $326,000, or $0.11 per basic and diluted share, for the quarter ended September 30, 2006. The major factor impacting the net loss for the three months ended September 30, 2007 was a $282,000 pre-tax loss on trading activities related to the Company's early adoption of FAS 159. As of September 30, 2007 the Company no longer has any assets or liabilities recorded at fair value. The Company has no plans in the near future to record any assets or liabilities at fair value.

Consolidated net earnings for the nine months ended September 30, 2007 were $97,000, or $0.02 per basic and diluted share, compared to net earnings of $636,000, or $0.21 per basic and diluted share, for the nine months ended September 30, 2006.

In calculating diluted earnings per share for the three and nine month periods ended September 30, 2007, 37,920 options were not included in the calculation, as the strike price of those options exceeded the average price per share of the Company's stock for the respective periods.

Earnings-per-share was calculated based on weighted average outstanding shares of 2,884,010 and 2,938,665 for the three and nine month periods ended September 30, 2007, respectively and 3,039,173 and 3,097,204 for the three and nine month periods ended September 30, 2006, respectively.

Financial Condition

Total assets of the Company at September 30, 2007 were $262.5 million, a decrease of $18.4 million, or 6.6%, over assets of $281.0 million at December 31, 2006. The ratio of total nonperforming assets to total assets was 2.15% at September 30, 2007 compared to 1.59% at December 31, 2006.

Stockholders' equity decreased to $33.9 million at September 30, 2007 from $35.5 million at December 31, 2006, a decline of $1.6 million. Dividends were $144,000 and $438,000 for the three and nine months ended September 30, 2007, respectively. Also impacting the decrease in stockholders' equity from December 31, 2006 to September 30, 2007 was the Company's repurchase of 151,750 shares of its common stock at a total cost of $1,398,558, in connection with its stock repurchase program which was announced and commenced in March 2007. As mentioned

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

in previous quarters, the Company chose to restructure its balance sheet through an early adoption of FAS 159, resulting in a $461,000 one-time cumulative-effect adjustment to retained earnings during the quarter ended March 31, 2007. The unrealized loss on available-for-sale securities, net of tax, was $23,000 at September 30, 2007 as compared to $264,000 at December 31, 2006, an improvement of $241,000. The cumulative loss in value on securities was due to changes in interest rates and was not considered by management to be other than temporary.

Results of Operations

Interest income decreased to $4.1 million for the three months ended September 30, 2007 from $4.6 million for the three months ended September 30, 2006. Interest income for the nine months ended September 30, 2007 decreased to $12.3 million from $12.8 million for the nine months ended September 30, 2006. The decrease in interest income was due primarily to the collection, during the three months ended September 31, 2006, of a large commercial non-accrual loan relationship which resulted in an additional $279,000 in interest income for that quarter.

Interest expense decreased to $2.1 million for the three months ended September 30, 2007 from $2.3 million for the three months ended September 30, 2006. Interest expense for the nine months ended September 30, 2007 increased to $6.4 million from $6.2 million for the nine months ended September 30, 2006. The 3.2% increase in interest expense nine month period over nine month period was primarily attributable to an increased cost of funds on certificates of deposit for the period ended September 30, 2007 compared to September 30, 2006. The cost of certificates of deposit increased from 3.88% for the nine-month period ended September 30, 2006 to 4.51% for the same period ended September 30, 2007, reflecting higher market rates. The effect of the increase in cost of deposits was partially offset by the decline in the average balances of certificates of deposit of $11.2 million period over period as non-relationship customers took certificate of deposit dollars to institutions paying higher deposit rates.

The provisions for loan losses for the three and nine month periods ended September 30, 2007 were $111,000 and $310,000, respectively, as compared to $216,000 and $419,000 for the prior year period. During the quarter ended September 30, 2006, the Company had increased its reserves on certain commercial and mortgage loans based on deterioration of those credits during the quarter, which accounted for the higher provision for the three and nine month periods ended September 30, 2006 as compared to 2007.

Non interest income decreased from $1.1 million for the three months ended September 30, 2006 to $740,000 for the three months ended September 30, 2007. The primary reason for this decrease was a $282,000 loss on trading activities related to FHLB advances. Non interest income decreased from $3.3 million for the nine months ended September 30, 2006 to $2.9 million for the nine months ended September 30, 2007. The primary reasons for the decrease nine month period over nine month period were decreases of $151,000 in service charges and other fees, $116,000 in loss on trading activities related mainly to FHLB advances, and a $176,000 decrease in insurance and brokerage commissions period over period.

Non interest expense increased from $2.7 million for the three months ended September 30, 2006 to $2.9 million for the three months ended September 30,

2007. The increase was primarily due to increases of $42,000 in compensation and employee benefits, $10,000 in advertising, $31,000 in occupancy and $38,000 in professional services expenses partially offset by a decrease of $20,000 in service bureau expenses. Non interest expense was $8.5 million for both the nine month periods ended September 30, 2007 and September 30, 2006. There were no notable differences in expense structure nine month period over nine month period.

Following a management evaluation of the Company's operations from both a financial and customer service perspective, the Board of Directors approved the closure of the Company's branch office in Mancelona, Michigan effective February 1, 2008. The branch accounts for about 2.6% of the Company's deposits. Management believes that a majority of the deposits will not be retained by the Company, and has factored this into its analysis. The Company owns and intends to sell this branch facility. Management believes the costs to exit this market will not exceed $25,000.

Safe Harbor Statement

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain "forward-looking statements." The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company is including this statement for purposes of taking advantage of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheet

                                                                                September 30, 2007                 December 31, 2006
                                                                                ------------------                 -----------------
                                                                                  (Unaudited)
ASSETS
Cash and cash equivalents:
Cash on hand and due from banks ................................................  $   2,585,836                       $  4,159,833
Overnight deposits with FHLB ...................................................        600,330                            832,968
                                                                                   ------------                       ------------
Total cash and cash equivalents ................................................      3,186,166                          4,992,801
Securities AFS  ................................................................     27,767,690                         43,100,430
Securities HTM .................................................................      2,795,000                          1,750,000
Loans held for sale ............................................................              -                             72,000
Loans receivable, net of allowance for loan losses of $2,197,253 and
         $2,079,069 as of September 30, 2007 and December 31, 2006, respectively    207,542,822                        209,518,068
Foreclosed real estate and other repossessed assets ............................      1,055,750                            475,312
Real estate held for investment ................................................        135,543                            135,543
Federal Home Loan Bank stock, at cost ..........................................      4,196,900                          4,196,900
Premises and equipment .........................................................      7,797,019                          8,075,238
Accrued interest receivable ....................................................      2,044,334                          2,138,667
Intangible assets ..............................................................      2,218,738                          2,589,463
Goodwill .......................................................................      1,396,854                          1,396,854
Other assets ...................................................................      2,386,836                          2,517,548
                                                                                  -------------                       ------------
Total assets ...................................................................  $ 262,523,652                      $ 280,958,824
                                                                                  =============                      =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits .......................................................................  $ 166,590,112                      $ 177,057,993
Advances from borrowers for taxes and insurance ................................         92,384                             44,389
Federal Home Loan Bank advances and Note Payable ...............................     60,068,395                         66,042,134
Accrued expenses and other liabilities .........................................      1,945,190                          2,361,573
                                                                                  -------------                       ------------
Total liabilities ..............................................................    228,696,081                        245,506,089

Stockholders' equity:
Common stock ($0.01 par value 20,000,000 shares authorized
        3,191,999 and 3,190,999 shares issued, respectively)....................         31,920                             31,910
Additional paid-in capital .....................................................     24,313,129                         24,261,737
Retained earnings  .............................................................     13,901,485                         14,576,468
          Treasury stock at cost (307,750 and 156,000 shares, respectively).....     (2,963,918)                        (1,565,359)
Unallocated ESOP ...............................................................       (986,560)                        (1,059,130)
Unearned compensation ..........................................................       (445,477)                          (528,987)
             Accumulated other comprehensive loss...............................        (23,008)                          (263,904)
                                                                                  -------------                       ------------
Total stockholders' equity .....................................................     33,827,571                         35,452,735
                                                                                  -------------                       ------------
Total liabilities and stockholders' equity .....................................  $ 262,523,652                      $ 280,958,824
                                                                                  =============                      =============

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

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Statement of Income

                                                                          For the Three Months              For the Nine Months
                                                                           Ended September 30,              Ended September 30,
                                                                       ----------------------------     ---------------------------
                                                                           2007           2006              2007         2006
                                                                       ----------------------------     ---------------------------
                                                                              (Unaudited)                        (Unaudited)
Interest income:
        Interest and fees on loans ..................................  $ 3,709,722   $ 4,045,724         $10,896,898   $11,070,141
           Interest and dividends on investments ....................      416,676       508,482           1,363,039     1,617,813
           Interest on mortgage-backed securities ...................       13,395        48,621              82,730       156,610
                                                                       -----------   -----------          ----------    ----------
       Total interest income ........................................    4,139,793     4,602,827          12,342,667    12,844,564
                                                                       -----------   -----------          ----------    ----------
Interest expense:
      Interest on deposits ..........................................    1,391,569     1,426,972           4,200,920     3,993,494
       Interest on borrowings .......................................      708,554       826,375           2,247,734     2,252,832
                                                                       -----------   -----------          ----------    ----------
       Total interest expense .......................................    2,100,123     2,253,347           6,448,654     6,246,326
                                                                       -----------   -----------          ----------    ----------
       Net interest income ..........................................    2,039,670     2,349,480           5,894,013     6,598,238
       Provision for loan losses ....................................      110,957       216,357             309,937       418,857
                                                                       -----------   -----------          ----------    ----------
            Net interest income after provision for loan losses .....    1,928,713     2,133,123           5,584,076     6,179,381
                                                                       -----------   -----------          ----------    ----------
Non Interest income:
         Service charges and other fees .............................      236,870       280,096             649,844       801,226
        Mortgage banking activities .................................       77,673        72,779             277,104       239,172
            Loss on sale of available-for-sale investments ..........            -             -                   -       (43,565)
Net loss on sale of premises and equipment,
  real estate owned and other repossessed assets ...................        (6,691)       (6,971)            (19,109)       (2,965)
    Other ...........................................................       12,756        32,863              38,094        79,791
        Net loss on trading activities ..............................     (282,354)            -            (115,554)            -
            Insurance & brokerage commissions .......................      701,520       712,119           2,043,519     2,219,190
                                                                       -----------   -----------          ----------    ----------
       Total other income ...........................................      739,774     1,090,886           2,873,898     3,292,849
                                                                       -----------   -----------          ----------    ----------
Non interest expenses:
            Compensation and employee benefits ......................    1,560,340     1,518,219           4,651,267     4,677,125
         SAIF insurance premiums ....................................        5,070         5,877              15,936        18,330
     Advertising ....................................................       75,301        64,924             160,623       197,636
Occupancy ...........................................................      358,052       326,637           1,101,993     1,028,724
Amortization of intangible assets ...................................      122,531       124,881             370,725       374,642
Service bureau charges ..............................................       73,593        93,970             237,178       271,842
Insurance & brokerage commission expense ...........................       245,193       252,757             719,391       799,997
Professional services ...............................................       76,537        38,134             247,443       198,552
Other  ..............................................................      335,954       309,680             948,952       949,054
                                                                       -----------   -----------          ----------    ----------
       Other expenses ...............................................    2,852,571     2,735,079           8,453,508     8,515,902
                                                                       -----------   -----------          ----------    ----------
           Income before income tax expense .........................     (184,084)      488,930               4,466       956,328
         Income tax (benefit) expense ...............................      (85,614)      163,275             (62,464)      319,955
                                                                       -----------   -----------          ----------    ----------
     Net income .....................................................    $ (98,470)   $ 325,655             $ 66,930     $ 636,373
                                                                       ===========   ===========          ==========    ==========
Per share data:
        Basic earnings per share ....................................      $ (0.03)       $ 0.11              $ 0.02        $ 0.21
              Weighted average number of shares outstanding .........    2,884,010     3,039,173           2,938,665     3,097,204

        Diluted earnings per share ..................................      $ (0.03)       $ 0.11              $ 0.02        $ 0.21
Weighted average number of shares outstanding,
          including dilutive stock options ..........................    2,921,131     3,040,130           2,976,264     3,098,168

          Dividends per common share ................................       $ 0.05        $ 0.05              $ 0.15        $ 0.15


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